AMENDMENT TO
1992 OUTSIDE DIRECTORS STOCK OPTION PLAN

THIS AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. OUTSIDE DIRECTORS STOCK OPTION PLAN (the "Amendment") was approved by the Board of Directors of Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company") on September 10, 1993.

WHEREAS, the Board of Directors of the Company (the "Board"), subject to approval by the stockholders of the Company, has adopted the 1992 Outside Directors Stock Option Plan (the "Plan");

WHEREAS, Article VII of the Plan provides that the Board may at any time, and from time to time, in any respect amend or modify the Plan;

WHEREAS, pursuant to its authority under Article VII of the Plan, the Board has the power and authority to amend the Plan, and does hereby desire to amend the Plan to conform to Rule 16b-3 of the Securities Exchange Act of 1934, which requires at least six (6) months to elapse from the date of the acquisition of a derivative security to the date of the disposition of the derivative security or its underlying equity security.

NOW, THEREFORE, the following amendment to the Plan is unanimously adopted by the Board:

1. Section 5.4.1 is hereby amended by deleting the first full sentence contained therein and substituting in lieu thereof the following: "No Option granted under the Plan shall become exercisable until after the expiration of six (6) months from the Date of Grant."

2. The Plan is amended and modified only to the extent specifically amended or modified by this Amendment to 1992 Outside Directors Stock Option Plan, and none of the other terms, conditions or provisions of the Plan are amended, or modified, by the Amendment to the 1992 Outside Directors Stock Option Plan.